PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of October 31, 2006 (this “Agreement”), between LEAF Funding, Inc., a Delaware corporation (“LEAF”), and Resource Capital Funding II, LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to purchase from LEAF from time to time, and LEAF has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Receivables, Related Security and Other Conveyed Property (in each case, as hereinafter defined) related thereto on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and LEAF, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the RLSA (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the RLSA. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the RLSA.

SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement and all amendments hereof and supplements hereto made in accordance with the terms hereof.

“Assignment” means an Assignment executed by LEAF, substantially in the form of Exhibit A attached hereto.

“Collateral Agent” has the meaning specified in the RLSA.

“Convey” means to Sell Receivables, Related Security and Other Conveyed Property hereunder.

“Conveyance” means, collectively, a Sale of Receivables, Related Security and Other Conveyed Property by LEAF to the Purchaser.

“Conveyance Date” has the meaning specified in Section 2.1(e).

“Cut-Off Date” means with respect to any Receivable Conveyed on any Conveyance Date, the first day of the calendar month immediately following such Conveyance Date.

“LEAF Pension Plan” means a “pension plan” as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA and to which LEAF or any ERISA Affiliate of LEAF may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“LEAF Purchase Event” means the occurrence of a material breach of any of LEAF’s representations and warranties under Section 4.1(a).

“Lender” means any present or future “Lender” named under the RLSA.

“Originator” means LEAF Funding, Inc., a Delaware corporation.

“Other Conveyed Property” means, with respect to any Receivable, all of LEAF’s right, title and interest in, to and under (i) all Collections and other monies at any time received or receivable with respect to such Receivable after the applicable Cut-Off Date, (ii) the Equipment or Underlying Equipment related to such Receivable (to the extent of LEAF’s ownership rights, if any, therein), (iii) in the case of a Receivable related to any Contract, any and all agreements, documents, certificates and instruments evidencing LEAF’s security interest or other interest in and to the related Obligor Collateral or any intercreditor agreement with respect thereto, including, without limitation, any Certificate of Title, (iv) the security interest in the Obligor Collateral related to such Receivable granted by the related Obligor to the Originator under the related Contract, (v) the Obligor Financing Statement, if any, related to such Receivable, (vi) the Insurance Policy and any Underlying Insurance Policy and any proceeds from the Insurance Policy and any Underlying Insurance Policy relating to such Receivable, including rebates of premiums not otherwise due to an Obligor, (vii) the related Contract and all other items required to be contained in the related Receivable File, any and all other documents or electronic records that LEAF keeps on file in accordance with its customary procedures relating to such Receivable, the related Obligor Collateral or the related Obligor, (viii) any Security Deposits or Cash Reserves related to such Receivable, (ix) all property (including the right to receive future Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of LEAF pursuant to the liquidation of such Receivable, and (x) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

“Pool A Receivable” means the rights to all payments from an Obligor under a Pool A Contract, including, without limitation, any right to the payment with respect to (i) Scheduled Payments, (ii) any prepayments or overdue payments made with respect to such Scheduled Payments, (iii) any Guaranty Amounts, (iv) any Insurance Proceeds, (v) any Servicing Charges and (vi) any Recoveries.

“Pool B Receivable” means the rights to all payments from an Obligor under a Pool B Contract, including, without limitation, any right to the payment with respect to (i) Scheduled Payments and Underlying Scheduled Payments, (ii) any prepayments or overdue payments made with respect to such Scheduled Payments and Underlying Scheduled Payments, (iii) any Guaranty Amounts, (iv) any Insurance Proceeds, (v) any Servicing Charges and (vi) any Recoveries.

“Purchase Price” means, with respect to any Receivable and the Related Security and Other Conveyed Property related thereto Conveyed hereunder pursuant to a Sale, an amount determined on the related Conveyance Date equal to the sum of the Originator’s costs in originating such Receivable minus the amount of Collections received with respect to such Receivables prior to the Cut-Off Date therefor.

“Purchaser” has the meaning specified in the Preamble.

“Receivable” means a Pool A Receivable or a Pool B Receivable.

“Repurchase Date” has the meaning specified in Section 6.1(b).

“Repurchase Price” means, with respect to a Conveyed Receivable to be released hereunder, an amount equal to the Discounted Balance of such Conveyed Receivable at the time of such release plus interest accrued thereon at the Discount Rate from and including the Remittance Date immediately preceding the date such Conveyed Receivable is to be released through (but not including) the next succeeding Remittance Date.

“Request Notice” means a notice, which shall include a computer print-out, tape or other form acceptable to the Purchaser sufficient to enable the Purchaser to identify all Receivables to be Sold by LEAF to the Purchaser on a Conveyance Date.

“Request Notice Date” has the meaning specified in Section 2.1(b).

“RLSA” means the Receivables Loan and Security Agreement, dated as of the date hereof, by and among the Purchaser, LEAF Financial Corporation, as Servicer, the Lenders named therein, Lyon Financial Services, Inc., as Backup Servicer, U.S. Bank National Association, as Lender’s Bank and the Custodian, as amended and/or restated from time to time pursuant to the terms thereof.

“Sale” and “Sell” have the meanings specified in Section 2.1(a).

“Schedule of Pool A Receivables” means the schedule of all Pool A Receivables Sold pursuant to this Agreement which is attached hereto as Schedule C-1, as amended or supplemented from time to time pursuant to the terms hereof.

“Schedule of Pool B Receivables” means the schedule of all Pool B Receivables Sold pursuant to this Agreement which is attached hereto as Schedule C-2, as amended or supplemented from time to time pursuant to the terms hereof.

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule A.

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, LEAF or any other Person to any federal, state or local government arising from or otherwise related to the Conveyance of any Receivable, the related Obligor Collateral and/or any other related Other Conveyed Property from LEAF to the Purchaser under this Agreement (excluding taxes measured by net income).

            SECTION 1.3 Certain References. All references to the Discounted Balance of a Receivable as of a Conveyance Date shall refer to the close of business on such day.

ARTICLE II

CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY

            SECTION 2.1 Conveyance of the Receivables and the Other Conveyed Property.

(a) Subject to the terms and conditions of this Agreement, on and after the date of this Agreement (but not after the occurrence of the Program Termination Date under the RLSA), LEAF hereby agrees to, from time to time, (i) sell or contribute (in accordance with subsection (f) below), transfer, assign, and otherwise convey (collectively, “Sell” and any such sale, transfer, assignment, and/or other conveyance, a “Sale”) to the Purchaser, without recourse (but with personal liability to the extent specifically provided in Sections 4.3 and 6.1(a) hereof), and the Purchaser hereby agrees to purchase, all right, title and interest of LEAF in and to certain Receivables acquired by LEAF and the Related Security and Other Conveyed Property related thereto, (ii) transfer, or cause the deposit, into the Collection Account of all Collections received by LEAF on account of any Receivables, Related Security and Other Conveyed Property Conveyed hereunder on and after Cut-Off Date related to such Receivables, Related Security and Other Conveyed Property, in each case, within one Business Day of the identification thereof, (iii) transfer, or cause the deposit, into the Security Deposit Account of funds in an amount equal to any Security Deposits related to any Receivables Conveyed hereunder, in each case, concurrent with the Conveyance of such Receivables and (iv) transfer, or cause the deposit, into the Cash Reserve Account of funds in an amount equal to any Cash Reserves related to any Receivables Conveyed hereunder, in each case, concurrent with the Conveyance of such Receivables. LEAF hereby acknowledges that each Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by LEAF.

(b) The Sales of Receivables, Related Security and Other Conveyed Property by LEAF to the Purchaser pursuant to this Agreement are intended to be absolute assignments (free and clear of any Liens) of all of LEAF’s right, title and interest in, to and under such Receivables, Related Security and Other Conveyed Property for all purposes and, except for personal liability to the extent specifically provided in Sections 4.3 and 6.1(a) hereof, without recourse.

(c) It is the intention of LEAF and the Purchaser that the Receivables, Related Security and Other Conveyed Property Sold by LEAF to the Purchaser pursuant to this Agreement shall not be part of LEAF’s estate in the event of the filing of a bankruptcy petition by or against LEAF under any bankruptcy or similar law.

(d) In the event that the Sales of Receivables, Related Security and Other Conveyed Property by LEAF to the Purchaser pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of LEAF’s right, title and interest in, to and under the Receivables, Related Security and Other Conveyed Property Sold, or purportedly Sold hereunder), then (i) LEAF shall be deemed hereunder to have granted to the Purchaser, and LEAF does hereby grant to the Purchaser, a security interest in all of LEAF’s right, title and interest in, to and under such Receivables, Related Security and Other Conveyed Property, whether now owned or hereafter acquired and all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (ii) this Agreement shall constitute a security agreement under applicable law.

(e) LEAF may on any Business Day (each a “Conveyance Date”) deliver to the Purchaser a Request Notice identifying the Receivables, Related Security and Other Conveyed Property to be Sold by LEAF to the Purchaser on such Conveyance Date. Each delivery of a Request Notice shall be accompanied by an updated Schedule of Pool A Receivables and an updated Schedule of Pool B Receivables, which schedules shall be attached hereto as Schedules C-1 and C-2, as applicable, and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

(f) The price paid for Receivables and the Related Security and Other Conveyed Property related thereto which are Sold hereunder shall be the Purchase Price with respect thereto. Subject to the following sentence, such Purchase Price shall be paid by means of an immediate cash payment to LEAF by wire transfer on the applicable Conveyance Date to an account designated by LEAF on or before such Conveyance Date, and documented by means of proper accounting entries upon the accounts and records of LEAF and the Purchaser on the applicable Conveyance Date. In the event that LEAF owns any membership interests in the Purchaser, and the Purchaser does not have sufficient cash to pay the full amount of the Purchase Price for any Sale hereunder, LEAF may, in its sole discretion, elect to contribute to the capital of the Purchaser a portion of the Receivables (and the Related Security and Other Conveyed Property related thereto) being Sold on the applicable Conveyance Date in an amount equal to such deficiency. LEAF and the Purchaser intend that the Purchase Price for any Receivables and the Related Security and Other Conveyed Property related thereto Sold by LEAF to the Purchaser hereunder reflect the fair market value which would be obtained in an arm’s length transaction with an unaffiliated party of such Receivables, at the time of the applicable Sale.

(g) On and after each Conveyance Date hereunder, the Purchaser shall own the Receivables, Related Security and Other Conveyed Property Sold by LEAF to the Purchaser on such Conveyance Date and LEAF shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Receivables, Related Security and/or Other Conveyed Property.

(h) Until the occurrence of a Servicer Default and the replacement of LEAF Financial Corporation as Servicer pursuant to the terms of the RLSA, LEAF Financial Corporation, as Servicer, shall conduct the servicing, administration and collection of the Receivables Conveyed hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Conveyed Receivables, from time to time, all in accordance with the terms of the RLSA. In accordance with the Custodial Agreement, certain documents relating to Receivables Conveyed hereunder shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs LEAF to so deliver such documents to the Custodian. Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(i) On each Conveyance Date, LEAF shall deliver to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Receivable Files of, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Receivables, the Related Security and the Other Conveyed Property related thereto being Conveyed on such Conveyance Date.

ARTICLE III

CONDITIONS OF CONVEYANCE

            SECTION 3.1 Conditions Precedent to the Initial Conveyance. The initial Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Conveyance under this Agreement, in form and substance satisfactory to the Purchaser:

(i) a copy of this Agreement duly executed by each of the parties hereto, and an Assignment executed by LEAF and setting forth the Receivables to be Conveyed on the date of the initial Conveyance under this Agreement;

(ii) a copy of resolutions duly adopted by LEAF approving this Agreement, the Assignments and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby, certified by LEAF’s secretary or assistant secretary;

(iii) the certificate of incorporation, as amended, of LEAF, certified by the Secretary of State of Delaware and LEAF’s secretary or assistant secretary;

(iv) a good standing certificate for LEAF issued by the Secretary of State of Delaware, dated as of a recent date;

(v) a copy of LEAF’s by-laws as amended, certified by LEAF’s secretary or assistant secretary;

(vi) a certificate of the secretary or assistant secretary of LEAF certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Assignments, and the other documents to be delivered by it hereunder (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from LEAF a revised certificate meeting the requirements of this subsection (vi)) and certifying that all representations and warranties made by LEAF in this Agreement are true and correct in all material respects;

(vii) copies of proper financing statements (on Form UCC-1) (x) accurately describing the Conveyed Receivables, the Related Security and the Other Conveyed Property related thereto and naming LEAF as the “Debtor/Seller”, the Purchaser as “Secured Party/Purchaser”, and the Collateral Agent as the “Total Assignee of Secured Party/Purchaser”, and (y) other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser or any assignee thereof, desirable to perfect the Purchaser’s ownership interest in all Conveyed Receivables, the Related Security and the Other Conveyed Property related thereto;

(viii) copies of properly executed termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser and its assigns, desirable to release all security interests and similar rights of any Person in the Conveyed Receivables and Other Conveyed Property related thereto previously granted by LEAF;

(ix) certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Purchaser and any assignee thereof), dated a date reasonably near and prior to the date of such initial Conveyance, listing all effective financing statements and other similar instruments and documents which name LEAF (under its present name, any previous name or any trade name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such subsections (vii) and (viii) above, together with copies of such financing statements, none of which, except those filed pursuant to subsection (vii), above, shall cover any Conveyed Receivables or Related Security or Other Conveyed Property related thereto;

(x) any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Purchaser; and

(xi) one or more favorable opinions of counsel to LEAF, with respect to true sale, non-consolidation, good standing, authorization, non-contravention, enforceability, perfection, and such other matters as are customarily requested in transactions of the type contemplated by the Transaction Documents.

SECTION 3.2 Conditions Precedent to All Conveyances. The Conveyance to take place on the initial Conveyance Date and each Conveyance to take place on a subsequent Conveyance Date hereunder shall be subject to the further conditions precedent that:

(a) The following statements shall be true:

(i) the representations and warranties of LEAF contained in Section 4.1 shall be correct on and as of such Conveyance Date in all material respects, before and after giving effect to the Conveyance to take place on such Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date; and

(ii) LEAF is in compliance with each of its covenants and other agreements set forth herein.

(b) The Purchaser shall have received an Assignment, dated the date of such Conveyance Date, executed by LEAF, listing each Receivable being Conveyed on such Conveyance Date.

(c) LEAF shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Receivable Files of, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Receivables or Related Security or Other Conveyed Property related thereto being Conveyed on such Conveyance Date.

(d) LEAF shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or any assignee thereof may reasonably request.

(e) LEAF shall have taken all steps necessary under all applicable law in order to (A) Convey to the Purchaser the Receivable being Conveyed on such Conveyance Date and the Related Security and the Other Conveyed Property related thereto and (B) ensure that, upon the Conveyance of such Receivable and the Related Security and the Other Conveyed Property related thereto from LEAF to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in the Conveyed Receivables and the Related Security and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability.

(f) There shall have been no material adverse change in the condition (financial or otherwise), business, or results of operations of LEAF since the preceding Conveyance Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of LEAF. LEAF makes the following representations and warranties, on which the Purchaser relies in acquiring the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder and in granting a security interest in such Receivables and the Related Security and the Other Conveyed Property related thereto to the Collateral Agent under the RLSA. Such representations are made as of the execution and delivery of this Agreement, as of each Conveyance Date and at such other times specified below or specified in the Schedule of Representations, but shall survive the Conveyance hereunder of the Receivables and the Other Conveyed Property related thereto and the grant of a security interest therein to the Collateral Agent under the RLSA.

(a) Schedule of Representations. All of the representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts, and, as applicable, Underlying Contracts and Underlying Originators, related to the Receivables which are referred to in any Assignment (or any annex or schedule thereto) delivered by LEAF to the Purchaser as of the date of such Assignment.

(b) Organization and Good Standing. LEAF has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has power, authority and legal right to acquire and own the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder.

(c) Due Qualification. LEAF is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(d) Power and Authority. LEAF has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; LEAF has the full power and authority to Convey the Receivables and the Related Security and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder and has duly authorized such Conveyance to the Purchaser by all necessary corporate action and the execution, delivery and performance of this Agreement. and the other Transaction Documents to which it is a party have been duly authorized by LEAF by all necessary corporate action.

(e) Valid Conveyance; Binding Obligations. This Agreement, each Assignment and the Transaction Documents to which LEAF is party have been and, in the case of each Assignment delivered after the date hereof, will be duly executed and delivered by LEAF, and this Agreement shall effect valid Conveyances of Receivables and the Related Security and the Other Conveyed Property related thereto, enforceable against LEAF and creditors of and purchasers from LEAF, and this Agreement and such Transaction Documents shall constitute legal, valid and binding obligations of LEAF enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of LEAF, or any material indenture, agreement, mortgage, deed of trust or other instrument to which LEAF is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than liens created under this Agreement or the RLSA, or violate any law, order, rule or regulation applicable to LEAF of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over LEAF or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending or, to the best of LEAF’s knowledge, threatened against LEAF before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over LEAF or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that could have an adverse effect on the performance by LEAF of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) that would reasonably be likely to have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder or (v) that would reasonably be likely to have an adverse effect on the Receivables and the Related Security and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

(h) No Consents. LEAF is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except those which may have been obtained.

(i) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by LEAF of this Agreement and the consummation of the transactions contemplated hereby (including the Conveyance of Receivables and the Related Security and the Other Conveyed Property related thereto to the Purchaser) have been or will be taken or obtained on or prior to the date hereof or the applicable Conveyance Date.

(j) Chief Executive Office. The chief executive office of LEAF and the office where LEAF keeps its records regarding the Receivables (other than those delivered to the Custodian) is located at 1818 Market Street, 9th Floor, Philadelphia, PA 19103. LEAF’s legal name is as set forth in this Agreement; other than as disclosed on Schedule B hereto, LEAF has not changed its name since its incorporation; LEAF does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule B hereto.

(k) Solvency. LEAF is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. LEAF, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

(l) Accounting Treatment. For accounting purposes, LEAF will treat the transactions effected by this Agreement as sales of assets to, or contributions of assets to the capital of, the Purchaser in accordance with GAAP. LEAF’s financial records shall reflect that the assets Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by LEAF and are not intended to be available to the creditors of LEAF.

(m) Compliance With Laws. LEAF has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(n) Taxes. LEAF has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from LEAF other than those being disputed in good faith by appropriate proceedings and in respect of which no penalty may be assessed from such contest and it has made proper reserves on its books. No tax lien or similar adverse claim has been filed, and LEAF has received no notice of any claim being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by LEAF in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid.

(o) Request Notices. Each Request Notice is accurate in all material respects.

(p) Assignments. Each Assignment is accurate in all material respects.

(q) No Liens, Etc. The Receivables and the Related Security and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder are owned by LEAF free and clear of any Adverse Claim or restrictions on transferability and LEAF has the full right, corporate power and lawful authority to Convey the same and interests therein and, upon Conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and the Related Security and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. No effective financing statement or other instrument similar in effect covering all or any part of any Receivables or the Related Security and Other Conveyed Property related thereto Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee” or except as shall be released upon the Conveyance of such Receivables and Related Security and Other Conveyed Property to the Purchaser.

(r) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of LEAF to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

(s) ERISA Compliance. LEAF is in compliance in all material respects with ERISA and the Internal Revenue Code of 1986 with respect to any “employee benefit plans” (within the meaning of Section 3(1) of ERISA) it maintains or contributes to (the “Plans”). No steps have been taken to terminate any LEAF Pension Plan which could result in material liability, and no contribution failure has occurred with respect to any LEAF Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Leaf Pension Plan which could result in LEAF or any ERISA Affiliate of LEAF incurring any material liability, fine or penalty. Neither LEAF nor any ERISA Affiliate of LEAF contributes to a “multiemployer pension plan,” as defined in Section 4001 of ERISA.

(t) No Material Adverse Effect; No Default. (i) LEAF is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be likely to have, and no provision of applicable law or governmental regulation would reasonably be likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations or properties of LEAF, or would reasonably be likely to have such an effect on the ability of LEAF to carry out its obligations under this Agreement and the other Transaction Documents to which LEAF is a party and (ii) LEAF is not in default under or with respect to any contract, agreement, lease or other instrument to which LEAF is a party and which is material to LEAF’s condition (financial or otherwise), business, operations or properties, and LEAF has not delivered or received any notice of default thereunder.

(u) Financial or Other Condition. There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of LEAF since June 30, 2006.

(v) Investment Company Status. LEAF is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents by LEAF will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(w) No Shared Obligations. There is not now, nor will there be at any time in the future, any agreement or understanding between LEAF and the Purchaser (other than as expressly set forth herein or in the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(x) Representation and Warranties True and Correct. Each of the representations and warranties of LEAF contained in this Agreement and the other Transaction Documents to which it is a party is true and correct in all respects as of the date made or deemed made and LEAF hereby makes each such representation and warranty to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

(y) Intent of LEAF. LEAF has not Conveyed any interest in any Receivable or the Related Security or the Other Conveyed Property related thereto to the Purchaser with any intent to hinder, delay or defraud any of LEAF’s creditors.

(z) Consideration. LEAF has received fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder.

(aa) Margin Regulations. No proceeds of any Conveyance hereunder will be used by LEAF for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

SECTION 4.2 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which LEAF relies in Conveying Receivables and the Related Security and the Other Conveyed Property related thereto to the Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the Conveyance of Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder and the grant of a security interest in such Receivables and the Related Security and the Other Conveyed Property related thereto by the Purchaser under the RLSA.

(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder.

(b) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c) Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.

(d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, the RLSA and the other Transaction Documents to which it is a party, except for such as have been obtained, effected or made.

(e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement, the RLSA and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement, the RLSA and the other Transaction Documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the RLSA), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Purchaser’s knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, the RLSA or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the RLSA or any of the Transaction Documents, (iii) seeking any determination or ruling that could have an adverse effect (other than an inconsequential adverse effect) on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, the RLSA or any of the Transaction Documents, (iv) that would be reasonably likely to have an adverse effect (other than an inconsequential adverse effect) on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder or (v) that could have an adverse effect (other than an inconsequential adverse effect) on the Receivables and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

(h) Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and the Other Conveyed Property related thereto Conveyed hereunder.

SECTION 4.3 Indemnification.

(a) LEAF shall defend, indemnify and hold harmless each of the Purchaser, the Custodian, the Backup Servicer, the Lender’s Bank and the Lender and each of their respective Affiliates (each an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims, and liabilities, suffered or sustained by any Indemnified Person arising out of or resulting from any breach of LEAF’s representations, warranties, agreements and covenants contained herein, except for any such amounts resulting solely from (A) any gross negligence, bad faith or willful misconduct of any Indemnified Person claiming indemnification hereunder, (B) taxes (including interest and penalties imposed thereon) imposed by the jurisdiction in which such Indemnified Person’s principal executive office is located, on or measured by the overall net income of such Indemnified Person; (C) Indemnified Amounts to the extent that they are or result from lost profits (other than principal, Yield and Fees with respect to the Loans); and (D) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or, except as otherwise specifically provided in this Agreement, would constitute recourse to LEAF for losses in respect of such uncollectible Receivables (the “Excluded Amounts”).

(b) LEAF shall defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims, and liabilities, other than Excluded Amounts, arising out of, resulting from or otherwise related to any Person’s use, ownership, leasing or operation of any Obligor Collateral or Underlying Collateral to the extent that such use, ownership, leasing or operation took place prior to the date the related Receivable is Conveyed hereunder.

(c) LEAF will defend and indemnify and hold harmless each Indemnified Person against any and all costs, expenses, losses, damages, claims and liabilities, other than Excluded Amounts, arising out of or resulting from any action taken by LEAF, other than in accordance with this Agreement, in respect of any portion of the Receivables or the Related Security and the Other Conveyed Property related thereto which are Conveyed hereunder.

(d) LEAF agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Person from and against, any taxes (other than taxes (including interest and penalties imposed thereon) imposed by the jurisdiction in which such Indemnified Person’s principal executive office is located, on or measured by the overall net income of such Indemnified Person and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by LEAF under this Agreement and imposed against such Person. Without limiting the foregoing, in the event that the Purchaser, the Custodian, the Backup Servicer or the Lender receives actual notice of any Transfer Taxes arising out of the Conveyance of any Receivable, the Related Security with respect thereto, the related Obligor Collateral and/or any other related Other Conveyed Property from LEAF to the Purchaser under this Agreement, on written demand by such party, or upon LEAF otherwise being given notice thereof, LEAF shall pay, and otherwise indemnify and hold the Purchaser, the Custodian, the Backup Servicer, the Lender’s Bank and the Lender harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser, the Custodian, the Backup Servicer, the Lender’s Bank and the Lender shall have no contractual obligation to pay such Transfer Taxes). Notwithstanding the foregoing, LEAF agrees to pay, and shall defend, indemnify and hold harmless the Purchaser from and against any state taxes (including income and franchise taxes) as to which Purchaser may become liable solely because of its inclusion in a consolidated group, combined group, or other similar group.

(e) LEAF shall defend, indemnify, and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, claims, damages, and liabilities, other than Excluded Amounts, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Indemnified Person through the negligence, willful misfeasance, or bad faith of LEAF in the performance of its duties under this Agreement or by reason of reckless disregard of LEAF’s obligations and duties under this Agreement.

(f) LEAF shall indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Person as a result of the failure of any Receivable or the Related Security or the Other Conveyed Property related thereto which are Conveyed hereunder, to comply with all requirements of applicable law as of its Conveyance Date.

(g) LEAF shall indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Person as a result of the failure by LEAF to comply with all requirements of Section 6.1 hereof.

Indemnification under this Section 4.3 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that LEAF may otherwise have under applicable law or any other Transaction Document.

ARTICLE V

COVENANTS OF LEAF

SECTION 5.1 Protection of Title of the Purchaser.

(a) On or prior to the date hereof, LEAF shall have filed or caused to be filed UCC-1 financing statements, executed by LEAF as seller or debtor, naming the Purchaser as purchaser or secured party, naming the Collateral Agent as assignee and describing the Receivables, Related Security and the Other Conveyed Property being Conveyed by it to the Purchaser as collateral, with the office of the Secretary of State of the State of Delaware and in such other locations as the Purchaser or the Collateral Agent shall have required. Without limiting the foregoing, LEAF hereby authorizes the Purchaser and /or any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, LEAF shall authorize, execute (as applicable) and file such financing statements and cause to be executed (if applicable) and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Collateral Agent under the RLSA, in the Receivables, Related Security and the Other Conveyed Property related thereto which are Conveyed hereunder, as the case may be, and in the proceeds thereof. LEAF shall deliver (or cause to be delivered) to the Purchaser, the Custodian, the Backup Servicer and the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that LEAF fails to perform its obligations under this subsection, the Purchaser or the Lender may perform such obligations, at the expense of LEAF, and LEAF hereby authorizes the Purchaser or the Lender and grants to the Purchaser and the Lender an irrevocable power of attorney to take any and all steps in order to perform such obligations in LEAF’s or in its own name, as applicable, and on behalf of LEAF, as are necessary or desirable, in the determination of the Purchaser or Lender or any assignee thereof.

(b) On or prior to each Conveyance Date hereunder, LEAF shall take all steps necessary under applicable law in order to transfer and assign to the Purchaser the Receivables, Related Security and the Other Conveyed Property related thereto being Conveyed on such Conveyance Date to the Purchaser so that, upon the Conveyance of such Receivables and the Other Conveyed Property related thereto from LEAF to the Purchaser pursuant to the terms hereof on such Conveyance Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability (other than Permitted Liens). On or prior to each Conveyance Date hereunder, LEAF shall take all steps required under applicable law in order for the Purchaser to grant to the Collateral Agent a first priority perfected security interest in the Receivables, Related Security and the Other Conveyed Property related thereto being Conveyed to the Purchaser on such Conveyance Date (other than with respect to Equipment which has an original value of less than $25,000 and is leased under a Dollar Purchase Option Contract or $50,000 and is leased under a FMV Contract) and, from time to time thereafter, LEAF shall take all such actions as may be required by applicable law (or deemed desirable by the Collateral Agent) to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in, the Receivables, the Related Security and the Other Conveyed Property related thereto (other than with respect to Equipment which has a value of less than $25,000 and is leased under a Dollar Purchase Option Contract or $50,000 and is leased under a FMV Contract) which have been Conveyed to the Purchaser hereunder.

(c) With respect to each Receivable Conveyed hereunder, LEAF shall, prior to or on the Conveyance Date of such Receivable, (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected, first priority security interest to exist in LEAF’s favor in the Obligor Collateral securing such Receivable (other than with respect to Equipment which has an original value of less than $25,000 and is leased under a Dollar Purchase Option Contract or $50,000 and is leased under a FMV Contract), (ii) have assigned the perfected, first priority security interest in the Obligor Collateral referred to in clause (i) above to the Purchaser by means of a Conveyance hereunder and (iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign the perfected, first priority security interest in the Obligor Collateral referred to in clause (i) above to the Collateral Agent pursuant to Section 2.11 of the RLSA.

(d) With respect to each Receivable Conveyed hereunder, LEAF shall, prior to or on the Conveyance Date of such Receivable, if the Obligor Collateral related to such Receivable (other than a Vehicle Sublimit Pledged Receivable) is a Vehicle, (X) deliver to the Purchaser a Certificate of Title for such Vehicle naming the Purchaser as the owner of such Vehicle and containing a notation of the lien on such Vehicle of the Collateral Agent or (Y) if such Certificate of Title has not yet been received, deliver to the Purchaser a copy of the duly completed and executed application for such a Certificate of Title which shall have been delivered to the appropriate Registrar of Titles;

(e) LEAF shall not change its name, identity, or corporate structure in any manner that would or could make any financing statement or continuation statement filed by LEAF (or by the Purchaser on behalf of LEAF) in accordance with paragraph (a) above seriously misleading within the meaning of § 9-506 of the UCC (or any similar provision of the UCC), unless LEAF shall have given the Purchaser, the Custodian, the Backup Servicer and the Lender at least 30 days prior written notice thereof, and shall promptly file and hereby authorize the Purchaser or the Lender to file appropriate new financing statements or amendments to all previously filed financing statements and continuation statements.

(f) LEAF shall give the Purchaser, the Custodian, the Backup Servicer and the Lender at least 30 days prior written notice of any change in its jurisdiction of incorporation, if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. LEAF shall at all times maintain its jurisdiction of incorporation, each office from which it services Receivables and its principal executive office within the United States of America.

(g) LEAF shall maintain its computer systems so that, from and after the time of Conveyance under this Agreement of Receivables (and the Other Conveyed Property related thereto) to the Purchaser and the grant of a security interest in such Receivables (and the Related Security and the Other Conveyed Property related thereto) by the Purchaser to the Collateral Agent, LEAF’s master computer records (including archives) that shall refer to such a Receivable (and the Related Security and the Other Conveyed Property related thereto) indicate clearly that such Receivable (and the Related Security and the Other Conveyed Property related thereto) has been Conveyed to the Purchaser hereunder and Pledged by the Purchaser under the RLSA. Indication of the Collateral Agent’s security interest in a Receivable (and the Related Security and the Other Conveyed Property related thereto) Conveyed hereunder shall be deleted from or modified on LEAF’s computer systems when, and only when, such Conveyed Receivable shall be (i) paid off by the related Obligor, (ii) liquidated by the Servicer, (iii) purchased by LEAF in accordance with Section 6.1 or 6.2 hereof or (iv) released by the Collateral Agent pursuant to Section 2.13 of the RLSA.

(h) If at any time LEAF shall propose to sell, grant a security interest in, or otherwise transfer any interest in any loan, installment sale contract or lease receivables to any prospective purchaser, lender or other transferee, LEAF shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable (and/or the Related Security and the Other Conveyed Property related thereto) Conveyed hereunder, shall indicate clearly that such Receivable (and the Related Security and the Other Conveyed Property related thereto) has been so Conveyed to the Purchaser and is subject to a security interest in favor of the Collateral Agent.

SECTION 5.2 Other Liens or Interests. Except for the Conveyances hereunder, LEAF will not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on the Receivables or the Related Security and the Other Related Property related thereto Conveyed hereunder or any interest therein, and LEAF shall defend the right, title, and interest of the Purchaser and the Collateral Agent in and to such Receivables and the Related Security and the Other Conveyed Property related thereto against all Adverse Claims of third parties claiming through or under LEAF. To the extent that any Contract contains a provision stating that the Equipment which is the subject of such Contract shall at any time secure any debt of the related Obligor or Underlying Obligor to LEAF other than under such Contract, LEAF agrees that any security interest in its favor arising from such a provision shall be subordinate to the security interest (and, in the event of enforcement of such security interest by the Purchaser, the ownership interest) of the Purchaser in such Equipment.

SECTION 5.3 Costs and Expenses. LEAF shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder and the Transaction Documents to which it is a party.

ARTICLE VI

PURCHASES BY LEAF

SECTION 6.1 Purchases by LEAF.

(a) In the event of the occurrence of a LEAF Purchase Event, LEAF shall, unless such LEAF Purchase Event shall have been cured in all respects, purchase each Receivable Conveyed hereunder which is affected by or related to such LEAF Purchase Event from the Purchaser within five Business Days of the discovery by or notice (from any Person) to LEAF of such LEAF Purchase Event, and LEAF shall pay to the Purchaser (by means of a transfer to the Collection Account) the Repurchase Price of such Receivable determined as of the date of the purchase thereof from the Purchaser. Notwithstanding any other provision of this Agreement or the RLSA to the contrary, the obligation of LEAF under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Receivable under the RLSA. It is understood and agreed that the obligation of LEAF to cure a LEAF Purchase Event or purchase the Receivables Conveyed hereunder which are affected by or related to such LEAF Purchase Event shall (i) constitute the sole remedy against LEAF with respect to such LEAF Purchase Event available to the Purchaser or the Lender or any assignee of any of the foregoing (except for indemnities, if applicable, provided for under Section 4.3(a) hereof or under the RLSA) and (ii) is not intended to, and shall not, constitute a guaranty of the collectibility or payment of any Receivable which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the related Obligor.

(b) LEAF shall have the right to repurchase Receivables Conveyed hereunder upon not less than three Business Days’ prior written notice to the Purchaser; provided, however, that the aggregate Discounted Balance of all Receivables repurchased pursuant to this Section 6.1(b) may not exceed 5% of the aggregate Discounted Balance of all Receivables Conveyed by LEAF pursuant to this Agreement, determined for each Receivable as of the time of the Sale of such Receivable pursuant to Section 2.1 hereof. Such notice shall specify the date that LEAF desires that such repurchase occur (such date, the “Repurchase Date”) and shall identify the Receivables to be included in such repurchase. LEAF agrees that it will not utilize any selection procedure in selecting the Receivables to be so repurchased which is adverse to the interests of the Purchaser or its assigns or would reasonably be expected to result in the repurchased Receivables containing a lower percentage of Defaulted Receivables or Delinquent Receivables than the percentage of Defaulted Receivables or Delinquent Receivables, as applicable, in the Receivables retained by the Purchaser. On the Repurchase Date, LEAF shall pay to the Purchaser (by means of a transfer to the Collection Account) an amount equal to the aggregate Discounted Balance of the Receivables included in such repurchase as of the date of such repurchase. Notwithstanding the foregoing, in no event shall LEAF be entitled to repurchase any Conveyed Receivable unless, after giving effect to any such repurchase and the application of the proceeds thereof in accordance with the terms hereof and Section 2.04 of the RLSA, there shall not be a Borrowing Base Deficiency, Program Termination Event, Pool A Termination Event or a Pool B Termination Event (and such Pool B Termination Event is related to such Pledged Receivable), or an event that but for notice or lapse of time or both would constitute any of the foregoing events.

SECTION 6.2 Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the price paid to the Purchaser for any Receivable purchased by LEAF under Section 6.1, the Purchaser shall (and shall request the Collateral Agent to) take such steps as may be reasonably requested by LEAF in order to assign to LEAF all of the Purchaser’s and the Collateral Agent’s right, title and interest in and to such Receivable and all security and documents and all Related Security and Other Conveyed Property Conveyed to the Purchaser and the Collateral Agent directly relating thereto, without recourse, representation or warranty of any kind, except as to the absence of liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that LEAF may not enforce any such Receivable on the ground that it shall not be a party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the expense of LEAF, take such steps as LEAF deems reasonably necessary to enforce such Receivable, including bringing suit in the Purchaser’s name.

SECTION 6.3 Waivers. No failure or delay on the part of the Purchaser or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Liability of LEAF. LEAF shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by LEAF and with respect to its representations and warranties hereunder.

SECTION 7.2 Limitation on Liability of LEAF and Others. LEAF and any manager, employee or agent of LEAF may rely in good faith on the advice of counsel respecting any matters arising under this Agreement. LEAF shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the RLSA or the Transaction Documents to which it is a party.

SECTION 7.3 Amendment. This Agreement may be amended by LEAF and the Purchaser only with the prior written consent of the Lender. No termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective without the prior written consent of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4 Notices. All demands, notices and communications to LEAF or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of LEAF at the following address: c/o LEAF Financial Corporation, 1818 Market Street, Philadelphia, PA 19061, Attention: Miles Herman, Facsimile No.: 215-561-0834 or such other address as shall be designated by LEAF in a written notice delivered to the Purchaser and (b) in the case of the Purchaser at the following address: c/o Resource Capital Corp., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103, Attention: Thomas C. Elliott, Facsimile No.: 215-546-4785 or such other address as shall be designated by a party in a written notice delivered to the other party.

SECTION 7.5 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the RLSA and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the RLSA and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 7.6 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.7 GOVERNING LAW; JURY WAIVER; CONSENT TO JURISDICTION. i) THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-

1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE CONVEYED RECEIVABLES, RELATED SECURITY OR OTHER CONVEYED PROPERTY, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 7.8 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.9 Non-petition Covenant. Until one year and one day after the latest maturing “Obligation” of the Purchaser under (and as defined in) the RLSA shall be paid in full, LEAF shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser. LEAF agrees that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any assignee thereof.

SECTION 7.10 Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of LEAF, the Purchaser and their respective successors and assigns; provided, however, that LEAF may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and any assignee thereof. The Purchaser may assign or collaterally assign its rights hereunder to an assignee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

(b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Collection Date, when all of the Receivables Conveyed hereunder are collected in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by LEAF pursuant to Article IV hereof and the provisions of Article V and Section 7.9 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.11 Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser intends to collaterally assign all of its rights under this Agreement to the Collateral Agent and LEAF hereby consents to such assignment. The Collateral Agent shall be a third party beneficiary of, and shall be entitled to enforce the Purchaser’s rights and remedies under, this Agreement to the same extent as if it were a party hereto.

SECTION 7.12 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (a) the payment in full with respect to each Receivable Conveyed hereunder and (b) the Collection Date under the RLSA.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

LEAF FUNDING, INC.

By:      _______________________________
                                    Name:
                                    Title:

RESOURCE CAPITAL FUNDING II, LLC

By:      _______________________________
                                    Name:
                                    Title:

Signature Page to Purchase and Sale Agreement

EXHIBIT A

FORM OF ASSIGNMENT

ASSIGNMENT, dated as of ____________, 20___ between LEAF Funding, Inc. (“LEAF”) and Resource Capital Funding II, LLC (the “Purchaser”).

l. We refer to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of October 31, 2006 between LEAF and the Purchaser. All provisions of the Purchase and Sale Agreement are incorporated herein by reference. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Purchase and Sale Agreement.

2. LEAF does hereby Convey, to the Purchaser, without recourse (except to the extent specifically provided in the Purchase and Sale Agreement), and the Purchaser hereby acquires, all right, title and interest of LEAF in, to and under the Receivables identified as such on Annex A hereto and the Related Security and the Other Conveyed Property related thereto (including, without limitation, all right, title and interest of LEAF in and to the Obligor Collateral related to each such Receivable) pursuant to the Purchase and Sale Agreement.

3. All of the representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts, and, as applicable, Underlying Contracts and Underlying Originators, related to the Receivables identified in Annex A hereto as of the date of this Assignment.

4. LEAF does hereby remake the representations and warranties set forth in Section 4.1 of the Purchase and Sale Agreement with full force and effect as if the same were fully set forth herein.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEAF FUNDING, INC.

By:      _______________________________
                                    Name:
                                    Title:

RESOURCE CAPITAL FUNDING II, LLC

By:      _______________________________
                                    Name:
                                    Title:

ANNEX A

(TO ASSIGNMENT)

[See attached.]

SCHEDULE A

REPRESENTATIONS AND WARRANTIES OF LEAF WITH RESPECT TO
RECEIVABLES REFERRED TO IN ANY ASSIGNMENT

PART 1

Representations and Warranties of LEAF with Respect to Contracts Related to Pool A Receivables Referred to in Any Assignment

The following representations and warranties are made by LEAF as of the date of any Assignment delivered by LEAF to the Purchaser with respect to the Contracts related to the Pool A Receivables which are referred to in such Assignment (or any schedule thereto).

l. Each such Contract represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder, enforceable by LEAF in accordance with its terms and the Obligor, with respect to such Contract (and any guarantor of the Obligor’s obligations thereunder), had full legal capacity to execute and deliver such Contract and any other documents related thereto.

2. [Intentionally omitted.]

3. To the extent that such Contract consists of a “Term Note (Level Payments)” or “Term Note (Step Payments)” or similar promissory note, together with the “Master Loan and Security Agreement” or similar agreement related thereto and incorporated by reference therein, each other “Term Note (Level Payments)” or “Term Note (Step Payments)” or similar promissory note related to the same “Master Loan and Security Agreement” or similar agreement is also a Contract related to a Conveyed Receivable. To the extent that such Contract consists of a “Master Lease Schedule” or similar agreement together with a “Master Lease Agreement” or similar agreement which is related to, and incorporated by reference therein, each other “Master Lease Schedule” or similar agreement related to the same “Master Lease Agreement” or similar agreement is also a Contract related to a Conveyed Receivable.

4. Each such Contract, at the time of origination and at all times thereafter to the date of any Assignment delivered by LEAF to the Purchaser, conformed to all requirements of the Credit and Collection Policy applicable to such Contract and, in any case, no such Contract would be required to be written off pursuant to the Credit and Collection Policy.

5. Each such Contract (i) was (a) originated by Originator in the ordinary course of Originator’s business and Originator had all necessary licenses and permits to originate Contracts in the State where the related Obligor and the related Obligor Collateral were located or (b) purchased by Originator, in a transaction that would constitute a “true sale” for bankruptcy purposes, from a Person (a “Seller”) who originated such Contract in the ordinary course of Seller’s business and who had all necessary licenses and permits to originate Contracts in the State where the related Obligor and the related Obligor Collateral were located, (ii) was sold by LEAF to the Purchaser under this Agreement and LEAF has all necessary licenses and permits to own Receivables and enter into Contracts in the state where the related Obligor and the related Obligor Collateral are located, (iii) contains customary and enforceable provisions, such as to render the rights and remedies of LEAF (and any assignee thereof) adequate for realization against the collateral security related thereto and (iv) provides for level Scheduled Payments during the term of such Contract or such Contract is a Non-Level Payment Contract.

6. Each such Contract was originated by Originator or the Seller without any fraud or material misrepresentation on the part of the related Obligor or Originator or the Seller. Each such Contract was sold by LEAF to the Purchaser without any fraud or material misrepresentation on the part of LEAF.

7. No such Contract is the subject of any litigation, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder.

8. Each such Contract has had no provision thereof waived, amended, altered or modified in any respect since its origination except in conformity with the Credit and Collection Policy.

9. The Obligor, with respect to each such Contract, has a billing address in the United States and, except as otherwise permitted in writing by the Lender from time to time, the Equipment which is the subject of each such Contract and all other Obligor Collateral with respect thereto is located in the United States.

10. Each such Contract (i) is calculated at a fixed yield, (ii) is fully amortizing in periodic installments over its remaining term (which may include a Balloon Payment or Put Payment not in excess of 45% of the Discounted Balance of such Contract at the time of origination), (iii) has a remaining term of 180 months or less and does not permit renewal or extension, (iv) provides for acceleration of the Scheduled Payments thereunder if the related Obligor is in default under or has otherwise violated or breached any material provision of such Contract, (v) prohibits the related Obligor from applying any part of the Security Deposit or cash collateral paid under such Contract to the Scheduled Payments due under such Contract (and neither the Servicer, LEAF or any other Person has applied any part of the Security Deposit or cash collateral paid under such Contract to any of the Scheduled Payments due under such Contract) and (vi) has not been assigned by the related Obligor nor has there been any sub-lease of the Obligor Collateral.

11. [Intentionally omitted.]

12. Each such Contract (i) is payable by a single Obligor, that is a corporate Person, or, if the collateral is Equipment used in a business, an individual and (ii) provides for the financing or lease of Obligor Collateral to be used in the business of the related Obligor.

13. Each such Contract was originated in the United States and is denominated and payable solely in United States Dollars.

14. Each such Contract (i) if a Lease Contract, contains “hell or high water” provisions, (ii) requires the related Obligor to assume all risk of loss or malfunction of the related Obligor Collateral; (iii) requires the related Obligor to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Obligor

Sch. A-2

Collateral; and (iv) requires the related Obligor to pay, in full, when due, all Scheduled Payments notwithstanding any casualty, loss or other damage to the related Obligor Collateral.

15. Each such Contract is by its terms an absolute and unconditional obligation of the related Obligor and is non-cancelable (in the case of a Lease Contract) and non-cancelable and non-prepayable without the payment in full of principal and accrued interest and finance charges prior to the expiration of the term of such Contract; such Contract does not provide for the substitution, exchange or addition of any other items of Obligor Collateral related to such Contract if the effect thereof would be to reduce or extend the Scheduled Payments related thereto; and the rights with respect to such Contract are assignable by Originator (and its successors and assigns, including the Purchaser) without the consent of or notice to any Person.

16. Each such Contract is in the form of one of the form contracts attached to the RLSA as Exhibit D-1, Exhibit D-2 or Exhibit D-3 or in a form otherwise approved by the Servicer in compliance with the Credit and Collection Policy.

17. [Intentionally omitted.]

18. All material requirements of applicable federal, state and local laws, and regulations thereunder in respect of each such Contract, the origination thereof, and the Obligor Collateral related thereto, have been complied with in all respects.

19. The applicable Obligor (other than a lessee under a Lease Contract that is a “true lease”) has good and marketable title to the Equipment which is the subject of each such Contract and such Equipment is free and clear of all Adverse Claims.

20. Each such Contract constitutes either an “Instrument” or “Chattel Paper” or a “Payment Intangible” within the meaning of the UCC.

21. Each such Contract contains language by which the related Obligor grants a security interest to Originator in the Obligor Collateral which is the subject of each such Contract.

22. (A) The Originator shall have taken or caused to be taken all steps necessary under all applicable law (including the filing of an Obligor Financing Statement with respect to each such Contract) in order to cause a valid, subsisting and enforceable perfected, first priority security interest to exist in Originator’s favor in the Obligor Collateral securing each such Contract (other than with respect to Equipment which has a value of less than $25,000 if such Equipment is leased under Dollar Purchase Option Contracts or $50,000 if such Equipment is leased under FMV Contracts) and, (B) LEAF shall have assigned the perfected, first priority security interest in the Obligor Collateral referred to in clause (A) above to the Purchaser pursuant to this Agreement.

23. LEAF has taken all steps necessary under all applicable law in order to Convey to the Purchaser (i) LEAF’s interest in the Obligor Collateral related to each such Contract (other than Equipment which has a value of less than $25,000 if such Equipment is leased under Dollar Purchase Option Contracts or $50,000 if such Equipment is leased under FMV Contracts) and (ii) each such Contract and the Receivable, Related Security and Other

Sch. A-3

Conveyed Property related thereto (and the proceeds thereof), and the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in (i) LEAF’s interest in such Obligor Collateral and (ii) such Contract and the Receivable, Related Security and Other Conveyed Property related thereto (and the proceeds thereof) and such ownership interest is free and clear of any Adverse Claim or restrictions on transferability.

24. If the Obligor Collateral related to such Contract (other than a Contract related to a Vehicle Sublimit Pledged Receivable) includes a Vehicle, LEAF or the Servicer shall have delivered to the applicable Registrar of Titles an application for a Certificate of Title for such Vehicle which such Certificate of Title shall indicate the Purchaser as the owner of the related Vehicle and indicate “Morgan Stanley Bank” as the sole lienholder with respect to such Vehicle.

25. No such Contract is a Defaulted Receivable or a Delinquent Receivable.

26. Each such Contract is payable by an Obligor which is not subject to any bankruptcy, insolvency, reorganization or similar proceeding.

27. The information pertaining to each such Contract set forth in the Schedule of Contracts and the related Assignment is true and correct in all respects.

28. With respect to each such Contract, by the Conveyance Date on which such Contract is Conveyed hereunder, Originator will have caused its master computer records relating to such Contract to be clearly and unambiguously marked to show that such Contract has been Conveyed under this Agreement.

29. With respect to each such Contract there exists a Receivable File and such Receivable File contains each item listed in the definition of Receivable File with respect to such Contract and such Receivable File has been delivered to the Custodian.

30. No such Contract has been repaid, prepaid, satisfied, subordinated or rescinded, and the Obligor Collateral securing such Contract has not been released from the lien of the Purchaser, in whole or in part (except for releases of Equipment from a Contract prior to the date of the Conveyance thereof and which releases have been noted in the Collateral Receipt related to such document).

31. No such Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Contract under this Agreement or the RLSA, and LEAF has not entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Contract.

32. [Intentionally omitted.]

33. No such Contract has been sold, transferred, assigned or pledged by LEAF to any Person other than the Purchaser. LEAF has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Contract or payments received under the related Insurance Policy or otherwise to impair the

Sch. A-4

rights of LEAF, the Purchaser or the Lender in such Contract, the related Insurance Policy or any proceeds thereof. There is an Insurance Policy in full force and effect with respect to the Equipment related to such Contract if such Equipment had an original cost over $100,000.

34. No such Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to LEAF or the Purchaser.

35. There has been no default, breach, violation or event permitting acceleration under the terms of any such Contract, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract, and there has been no waiver of any of the foregoing.

36. No selection procedures adverse to the Purchaser or the Lender have been utilized in selecting any such Contract from all other similar Contracts originated or purchased by Originator.

37. The Obligor Collateral related to any such Contract is not subject to any tax or mechanic’s lien or any other Adverse Claim.

38. [Intentionally omitted.]

39. LEAF has delivered to the Custodian the sole original counterpart of each such Contract (or a true and correct copy thereof) and such document constitutes the entire agreement between the parties thereto in respect of the related Obligor Collateral.

40. Each such Contract is in full force and effect in accordance with its terms and neither LEAF nor the Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Contract; there are no proceedings pending or threatened asserting insolvency of such Obligor; there are no proceedings pending or threatened wherein such Obligor, any other obligated party or any governmental agency has alleged that such Contract is illegal or unenforceable.

41. The origination and collection practices used by the Servicer with respect to each such Contract have been in all respects customary in the equipment financing and servicing business.

42. The Obligor Collateral related to each such Contract was properly delivered to the Obligor in good repair and is in proper working order. Each Obligor has accepted the related Equipment. The related Obligor is the end user of the Equipment that is the subject of any such Contract and no Obligor has sublet the Equipment to any other party.

43. The Obligor with respect to any such Contract is not a merchant with respect to the Equipment related to such Contract.

44. Except with respect to a breach of an Obligor’s right of quiet enjoyment of the related Equipment, neither the operation of any of the terms of any such Contract nor the exercise by LEAF (or any assignee thereof), the Servicer or the Obligor of any right under any

Sch. A-5

such Contract will render such Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense, including a defense arising out of a breach of the Obligor’s right of quiet enjoyment of the Equipment, has been asserted with respect thereto.

45. LEAF and the Servicer have duly fulfilled all obligations on their part to be fulfilled under or in connection with the origination, acquisition and assignment of such Contract, and have done nothing to impair the rights of the Purchaser or the Collateral Agent in such Contract or payments with respect thereto. LEAF and the Servicer have duly fulfilled all continuing obligations on their part to be fulfilled under or in connection with such Contract.

46. [Intentionally omitted.]

47. The conveyance from LEAF to the Purchaser of each such Contract and the Other Conveyed Property and Related Security related thereto does not violate the terms or provisions of any agreement to which LEAF is a party or by which it is bound.

48. The transfer, assignment and conveyance of the Contract and the related Related Security and Other Conveyed Property from LEAF to the Purchaser pursuant to this Agreement is not subject to or will not result in any tax, fee or governmental charge payable by LEAF or any other Person to any federal, state or local government.

49. No such Contract (other than a “true lease”) is (i) an executory contract or (ii) in any event, deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Obligor.

50. Each such Contract contains enforceability provisions (i) permitting the acceleration of the payments thereunder if the Obligor is in default under such Contract and (ii) sufficient to enable the LEAF (or its assignees) to repossess or foreclose upon the Obligor Collateral related thereto.

51. Each such Contract generally contains provisions requiring the payment of both interest and principal (or, in the case of a Lease Contract, lease payments) in each calendar month or quarter during the term of such Contract.

52. The promissory note, if any, related to each such Contract was payable to LEAF immediately prior to its transfer to the Purchaser under this Agreement and has not been endorsed by LEAF to any Person other than the Purchaser.

53. The final Scheduled Payment required by each such Contract is less than or equal to the Discounted Balance of such Contract at the time of origination.

54. The Obligor Collateral related to such Contract is not one or more Vehicles regularly engaged in the long-haul transportation of goods.

Sch. A-6

55. The Obligor with respect to any such Contract which is a lease of, or is secured by, Equipment related to the practice of dentistry, medicine or veterinary medicine is a dentist, doctor or veterinarian.

56.The vendor of the Equipment relating to such Receivable has received payment in full from the Obligor prior to the Pledge of such Receivable hereunder and has no remaining obligations with respect to such Equipment except for any applicable warranty.

Sch. A-7

PART 2

Representations and Warranties of LEAF with Respect to Contracts Related to Pool B
Receivables Referred to in Any Assignment

The following representations and warranties are made by LEAF as of the date of any Assignment delivered by LEAF to the Purchaser with respect to the Contracts related to the Pool B Receivables which are referred to in such Assignment (or any schedule thereto).

1. Each such Contract represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder, enforceable by LEAF in accordance with its terms and the Obligor, with respect to such Contract (and any guarantor of the Obligor’s obligations thereunder), had full legal capacity to execute and deliver such Contract and any other documents related thereto.

2. [Intentionally omitted.]

3. The Obligor under such Contract has been continuously originating lease or loan agreements related to equipment with an original cost of less than $100,000 for at least three (3) complete calendar years unless such Obligor is Pentech Financial Services, Inc.

4. Each such Contract, at the time of origination and at all times thereafter to the date of any Assignment delivered by LEAF to the Purchaser, conformed to all requirements of the Credit and Collection Policy applicable to such Contract and, in any case, no such Contract would be required to be written off pursuant to the Credit and Collection Policy.

5. Each such Contract (i) was originated by Originator in the ordinary course of Originator’s business and Originator had all necessary licenses and permits to originate Contracts in the State where the related Obligor and the related Obligor Collateral were located, (ii) was sold by LEAF to the Purchaser under this Agreement and LEAF has all necessary licenses and permits to own Receivables and enter into Contracts in the state where the related Obligor and the related Obligor Collateral are located, (iii) contains customary and enforceable provisions, such as to render the rights and remedies of LEAF (and any assignee thereof) adequate for realization against the collateral security related thereto and (iv) provides for level Scheduled Payments during the term of such Contract or such Contract is a Non-Level Payment Contract.

6. Each such Contract was originated by Originator without any fraud or material misrepresentation on the part of the related Obligor or Originator. Each such Contract was sold by LEAF to the Purchaser without any fraud or material misrepresentation on the part of LEAF.

7. No such Contract is the subject of any litigation, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder.

8. Each such Contract has had no provision thereof waived, amended, altered or modified in any respect since its origination except in conformity with the Credit and Collection Policy.

Sch. A-8

9. The Obligor with respect to each such Contract has a billing address in the United States and, except as otherwise permitted in writing by the Lender from time to time, all Obligor Collateral with respect thereto is located in the United States.

10. Each such Contract (i) is calculated at a fixed yield, (ii) is fully amortizing in periodic installments over its remaining term (which amortization may include a Balloon Payment or Put Payment not in excess of 10% of the aggregate original cost of the related Underlying Equipment), (iii) has a remaining term of 120 months or less and does not permit renewal or extension, (iv) provides for acceleration of the Scheduled Payments thereunder if the related Obligor is in default under or has otherwise violated or breached any material provision of such Contract, (v) prohibits the related Obligor from applying any part of the Cash Reserve (if any) paid under such Contract to the Scheduled Payments due under such Contract (and neither the Servicer, LEAF or any other Person has applied any part of the Cash Reserve paid under such Contract to any of the Scheduled Payments due under such Contract) and (vi) has not been assigned by the related Obligor nor has there been any sub-lease of the Obligor Collateral.

11. The obligations of the Obligor under each such Contract are secured by Underlying Originator Loan Collateral which includes Eligible Pool B Underlying Lease Contracts and Eligible Pool B Underlying Loan Contracts with aggregate Discounted Balances equal to or greater than the Discounted Balance of such Contract.

12. Each such Contract (i) is payable by a single Obligor, that is a corporate Person or, if the collateral is Equipment used in a business, an individual and (ii) provides for the financing or lease of Obligor Collateral to be used in the business of the related Obligor.

13. Each such Contract was originated in the United States and is denominated and payable solely in United States Dollars.

14. [Intentionally omitted.]

15. Each such Contract is by its terms an absolute and unconditional obligation of the related Obligor and is non-cancelable and non-prepayable without the payment in full of principal and accrued interest and finance charges prior to the expiration of the term of such Contract; such Contract does not provide for the substitution, exchange or addition of any other items of Underlying Originator Loan Collateral related to such Contract if the effect thereof would be to reduce or extend the Scheduled Payments related thereto; and the rights with respect to such Contract are assignable by Originator (and its successors and assigns, including the Purchaser) without the consent of or notice to any Person.

16. Each such Contract conforms with the criteria set forth in Exhibit D-4 to the RLSA.

17. [Intentionally omitted.]

18. All material requirements of applicable federal, state and local laws, and regulations thereunder in respect of each such Contract, the origination thereof, and the Obligor Collateral related thereto, have been complied with in all respects.

Sch. A-9

19. The applicable Underlying Obligor (other than a lessee under an Underlying Lease Contract that is a “true lease”) has good and marketable title to Underlying Originator Loan Collateral related to such Contract and such Underlying Originator Loan Collateral is free and clear of all Adverse Claims.

20. Each such Contract constitutes either an “Instrument” or “Chattel Paper” or a “Payment Intangible” within the meaning of the UCC.

21. Each such Contract contains language by which the related Obligor grants a security interest to Originator in the Obligor Collateral which is the subject of each such Contract.

22. (A) The Originator shall have taken or caused to be taken all steps necessary under all applicable law (including the filing of an Obligor Financing Statement with respect to each such Contract) in order to cause a valid, subsisting and enforceable perfected, first priority security interest to exist in Originator’s favor in the Obligor Collateral securing each such Contract (other than with respect to Underlying Equipment relating to such Contract which has an original value of less than $25,000 if such Underlying Equipment is leased under Dollar Purchase Option Contracts or $50,000 if such Underlying Equipment is leased under FMV Contracts) and (B) LEAF shall have assigned the perfected, first priority security interest in the Obligor Collateral referred to in clause (A) above to the Purchaser pursuant to this Agreement.

23. LEAF has taken all steps necessary under all applicable law in order to Convey to the Purchaser (i) LEAF’s interest in the Obligor Collateral related to each such Contract (other than with respect to Underlying Equipment relating to such Contract which has an original value of less than $25,000 if such Underlying Equipment is leased under Dollar Purchase Option Contracts or $50,000 if such Underlying Equipment is leased under FMV Contracts) and (ii) each such Contract and the Receivable, Related Security and Other Conveyed Property related thereto (and the proceeds thereof), and the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in (i) LEAF’s interest in such Obligor Collateral and (ii) such Contract and the Receivable, Related Security and Other Conveyed Property related thereto (and the proceeds thereof) and such ownership interest is free and clear of any Adverse Claim or restrictions on transferability.

24. [Intentionally omitted.]

25. No such Contract is a Defaulted Receivable or, at the time of its Pledge hereunder, a Delinquent Receivable.

26. Each such Contract is payable by an Obligor which is not subject to any bankruptcy, insolvency, reorganization or similar proceeding.

27. The information pertaining to each such Contract set forth in the Schedule of Contracts and the related Assignment is true and correct in all respects.

28. With respect to each such Contract, by the Conveyance Date on which such Contract is Conveyed hereunder, Originator will have caused its master computer records

Sch. A-10

relating to such Contract to be clearly and unambiguously marked to show that such Contract has been Conveyed under this Agreement.

29. With respect to each such Contract there exists a Receivable File and such Receivable File contains each item listed in the definition of Receivable File with respect to such Contract and such Receivable File is in the possession of the Custodian.

30. No such Contract has been repaid, prepaid, satisfied, subordinated or rescinded, and the Obligor Collateral securing such Contract has not been released from the lien of the Collateral Agent, in whole or in part.

31. No such Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Contract under this Agreement or the RLSA, and LEAF has not entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Contract.

32. [Intentionally omitted.]

33. No such Contract has been sold, transferred, assigned or pledged by LEAF to any Person other than the Purchaser. LEAF has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Contract or payments received under the related Insurance Policy or otherwise to impair the rights of the Purchaser or the Collateral Agent in such Contract, the related Insurance Policy or any proceeds thereof.

34. No such Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to LEAF or the Purchaser.

35. There has been no default, breach, violation or event permitting acceleration under the terms of any such Contract, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract, and there has been no waiver of any of the foregoing.

36. No selection procedures adverse to the Purchaser or the Lender have been utilized in selecting any such Contract from all other similar Contracts originated or purchased by Originator.

37. The Obligor Collateral related to any such Contract is not subject to any Adverse Claim.

38. [Intentionally omitted.]

39. LEAF has delivered to the Custodian the sole original counterpart (or a true and correct copy) of each such Contract and such document constitutes the entire agreement between the parties thereto in respect of the related Obligor Collateral.

Sch. A-11

40. Each such Contract is in full force and effect in accordance with its terms and neither LEAF nor the Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Contract; there are no proceedings pending or threatened asserting insolvency of such Obligor; there are no proceedings pending or threatened wherein such Obligor, any other obligated party or any governmental agency has alleged that such Contract is illegal or unenforceable.

41. The origination and collection practices used by LEAF and the Servicer with respect to each such Contract have been in all respects customary in the equipment financing and servicing business.

42. [Intentionally omitted.]

43. [Intentionally omitted.]

44. Neither the operation of any of the terms of any such Contract nor the exercise by LEAF, the Servicer or the Obligor of any right under any such Contract will have rendered such Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense has been asserted with respect thereto.

45. LEAF and the Servicer have duly fulfilled all obligations on their part to be fulfilled under or in connection with the origination, acquisition and assignment of the Contract, and have done nothing to impair the rights of the Purchaser or the Collateral Agent in the Contract or payments with respect thereto. LEAF and the Servicer have duly fulfilled all continuing obligations on their part to be fulfilled under or in connection with such Contract.

46. [Intentionally omitted.]

47. The Conveyance from LEAF to the Purchaser of each such Contract and the Other Conveyed Property and Related Security related thereto does not violate the terms or provisions of any agreement to which LEAF is a party or by which it is bound.

48. The transfer, assignment and conveyance of the Contract and the related Related Security and Other Conveyed Property from LEAF to the Purchaser pursuant to this Agreement is not subject to or will not result in any tax, fee or governmental charge payable by the Purchaser or any other Person to any federal, state or local government.

49. No such Contract may be (i) an executory contract or (ii) in any event, deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Obligor.

50. Each such Contract contains enforceability provisions (i) permitting the acceleration of the payments thereunder if the Obligor is in default under such Contract and (ii) sufficient to enable the LEAF (or its assignees) to repossess or foreclose upon the Obligor Collateral related thereto.

Sch. A-12

51. Each such Contract generally contains provisions requiring the payment of both interest and principal (or, in the case of a Lease Contract, lease payments) in each calendar month or quarter during the term of such Contract.

52. The promissory note, if any, related to each such Contract (i) was payable to Originator immediately prior to its transfer to LEAF under each Originator Sale Agreement and (ii) was payable to LEAF immediately prior to its transfer to the Purchaser under this Agreement and has not been endorsed by LEAF to any Person other than the Purchaser.

53. The final Scheduled Payment required by each such Contract is less than or equal to the Discounted Balance of such Contract at the time of origination.

54.Such Contract contains “Seller Events of Default” or similar events of default which (i) would occur if a Pool B Termination Event with respect to the related Underlying Originator occurred, (ii) would entitle the Purchaser, as assignee of the Originator’s rights under the Contract, to deliver, or cause the delivery of, a redirection notice which would require all Underlying Obligors to make all payments under Underlying Contracts sold or pledged to the Originator under such Contract to Lockbox Account or an account designated by the Purchaser or the Servicer and (iii) would entitle the Purchaser, as assignee of the Originator’s rights under the Contract, to receive 100% of all payments under the Underlying Contracts sold or pledged to the Originator under such Contract.

Sch. A-13

PART 3

Representations and Warranties of LEAF with Respect to Underlying Contracts Related to Pool B
Receivables Referred to in Any Assignment

The following representations and warranties are made by LEAF as of the date of any Assignment delivered by LEAF to the Purchaser with respect to the Underlying Contracts related to the Pool B Receivables which are referred to in such Assignment (or any schedule thereto).

1. Each such Underlying Contract represents the genuine, legal, valid, binding and full recourse payment obligation of the Underlying Obligor thereunder, enforceable by the Underlying Originator in accordance with its terms and the Underlying Obligor, with respect to such Underlying Contract (and any guarantor of the Underlying Obligor’s obligations thereunder), had full legal capacity to execute and deliver such Underlying Contract and any other documents related thereto.

2. [Intentionally omitted.]

3. [Intentionally omitted.]

4. Each such Underlying Contract at the time of origination and at all times thereafter, conformed to all requirements of the credit and collection policy of the applicable Underlying Originator applicable to such Underlying Contract and, in any case, no such Underlying Contract would be required to be written off pursuant to such credit and collection policy.

5. Each such Underlying Contract (i) was originated by an Eligible Underlying Originator in the ordinary course of its business and such Underlying Originator had all necessary licenses and permits to originate Underlying Contracts in the State where the related Underlying Obligor and the related Underlying Collateral were located, (ii) was pledged by such Underlying Originator to the Originator under the applicable Pool B Contract and (iii) contains customary and enforceable provisions, such as to render the rights and remedies of such Underlying Originator (and any assignee thereof, including, without limitation, LEAF) adequate for realization against the collateral security related thereto.

6. Each such Underlying Contract was originated by the applicable Underlying Originator without any fraud or material misrepresentation on the part of the related Underlying Obligor or Underlying Originator. Each such Underlying Contract was pledged by such Underlying Originator to Originator without any fraud or material misrepresentation on the part of such Underlying Originator or Originator, as applicable.

7. No such Underlying Contract is the subject of any litigation, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Underlying Obligor thereunder.

8. Each such Underlying Contract has had no provision thereof waived, amended, altered or modified in any respect since its origination except in conformity with the credit and collection policy of the applicable Underlying Originator.

Sch. A-14

9. The Underlying Obligor, with respect to each such Underlying Contract, has a billing address in the United States and, except as otherwise permitted in writing by the Lender from time to time, the Underlying Equipment which is the subject of each such Underlying Contract and all other Obligor Collateral with respect thereto is located in the United States.

10. Each such Underlying Contract (i) is calculated at a fixed yield, (ii) is fully amortizing in periodic installments over its remaining term (which may include a Balloon Payment or Put Payment not in excess of 10% of the original cost of the related Underlying Equipment), (iii) has an remaining term of 120 months or less and does not permit renewal or extension, (iv) provides for acceleration of the Underlying Scheduled Payments thereunder if the related Underlying Obligor is in default under or has otherwise violated or breached any material provision of such Underlying Contract, (v) prohibits the related Underlying Obligor from applying any part of the Underlying Security Deposit (if any) paid under such Underlying Contract to the Underlying Scheduled Payments due under such Underlying Contract (and neither the Underlying Originator, the Servicer, LEAF or any other Person has applied any part of the Underlying Security Deposit paid under such Underlying Contract to any of the Underlying Scheduled Payments due under such Underlying Contract) and (vi) has not been assigned by the related Underlying Obligor nor has there been any sub-lease of the Underlying Obligor Collateral.

11. Such Underlying Contract has a Discounted Balance of not greater than $800,000.

12. Each such Underlying Contract (i) is payable by a single Underlying Obligor, that is a corporate Person or, if the collateral is Equipment used in a business, an individual and (ii) provides for the financing or lease of Underlying Collateral to be used in the business of the related Underlying Obligor.

13. Each such Underlying Contract was originated in the United States and is denominated and payable solely in United States Dollars.

14. Each such Underlying Contract (i) if an Underlying Lease Contract, contains “hell or high water” provisions; (ii) requires the related Underlying Obligor to assume all risk of loss or malfunction of the related Underlying Collateral; (iii) requires the related Underlying Obligor to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Underlying Collateral; and (iv) requires the related Underlying Obligor to pay, in full, when due, all Underlying Scheduled Payments notwithstanding any casualty, loss or other damage to the related Underlying Collateral.

15. Each such Underlying Contract is by its terms an absolute and unconditional obligation of the related Underlying Obligor and is non-cancelable (in the case of an Underlying Lease Contract) and non-cancelable and non-prepayable without the payment in full of principal and accrued interest and finance charges prior to the expiration of the term of such Underlying Contract; such Underlying Contract does not provide for the substitution, exchange or addition of any other items of Underlying Collateral related to such Underlying Contract if the effect thereof would be to reduce or extend the Underlying Scheduled Payments

Sch. A-15

related thereto; and the rights with respect to such Underlying Contract are assignable by the applicable Underlying Originator (and its successors and assigns, including LEAF and the Purchaser) without the consent of or notice to any Person.

16. [Intentionally omitted.]

17. [Intentionally omitted.]

18. All material requirements of applicable federal, state and local laws, and regulations thereunder in respect of each such Underlying Contract, the origination thereof, and the Underlying Collateral related thereto, have been complied with in all respects.

19. The applicable Underlying Obligor (other than a lessee under an Underlying Lease Contract that is a “true lease”) has good and marketable title to the Underlying Equipment which is the subject of each such Underlying Contract and such Underlying Equipment is free and clear of all Adverse Claims.

20. Each such Underlying Contract constitutes either an “Instrument” or “Chattel Paper” or a “Payment Intangible” within the meaning of the UCC.

21. Each such Underlying Contract contains language by which the related Underlying Obligor grants a security interest to the related Underlying Originator in the Underlying Collateral which is the subject of each such Underlying Contract.

22. (A) The applicable Underlying Originator shall have taken or caused to be taken all steps necessary under all applicable law (including the filing of a sufficient UCC-1 Financing Statement with respect to each such Underlying Contract) in order to cause a valid, subsisting and enforceable perfected, first security interest to exist in such Underlying Contract’s favor in the Underlying Collateral securing each such Underlying Contract (other than with respect to Equipment which has a value of less than $25,000 and is leased under Dollar Purchase Option Contracts or $50,000 and is leased under FMV Contracts) and (B) such Underlying Originator shall have assigned the perfected, first priority security interest in the Underlying Collateral referred to in clause (A) above to Originator pursuant to the applicable Pool B Contract. Such security interest is and shall be prior to all other liens upon and security interests in (i) the Underlying Originator’s in such Underlying Collateral and (ii) such Underlying Contract (and the proceeds thereof) that now exist or may hereafter arise or be created.

23. [Intentionally omitted.]

24. If the Underlying Collateral related to such Underlying Contract (other than an Underlying Contract related to a Vehicle Sublimit Pledged Receivable) includes a Vehicle, LEAF or the Servicer shall have delivered to the applicable Registrar of Titles an application for a Certificate of Title for such Vehicle which such Certificate of Title shall indicate “Morgan Stanley Bank” as the sole lienholder with respect to such Vehicle.

25. No such Underlying Contract meets any of the following criteria:

Sch. A-16

(i) any part of any Underlying Scheduled Payment (or other amount payable under the terms of the related Underlying Contract) remains unpaid for more than 120 days after the due date therefor set forth in such Underlying Contract;

(ii) the first or second Underlying Scheduled Payment is not paid in full when due under the related Underlying Contract;

(iii) any payment or other material terms of the related Underlying Contract have been modified due to credit related reasons after such Underlying Contract was acquired by the Originator pursuant to the applicable Pool B Contract;

(iv) a Bankruptcy Event has occurred with respect to the related Underlying Obligor or such Underlying Contract has been or should otherwise be deemed uncollectible by the Underlying Originator in accordance with its credit and collection policy;

(v) with respect to such Underlying Contract the Underlying Originator has repossessed the related Underlying Equipment;

(vi) any Underlying Scheduled Payment (or other amount payable under the terms of such Underlying Contract) remains unpaid for more than 30 days but not more than 120 days after the due date therefor set forth in such Underlying Contract.

26. Each such Underlying Contract is payable by an Underlying Obligor which is not subject to any bankruptcy, insolvency, reorganization or similar proceeding.

27. The information pertaining to each such Underlying Contract set forth in the Schedule of Contracts and the related Assignment is true and correct in all respects.

28. With respect to each such Underlying Contract, by the Conveyance Date on which the related Pool B Contract is Conveyed hereunder, the related Underlying Originator will have caused its master computer records relating to such Underlying Contract to be clearly and unambiguously marked to show that such Underlying Contract has been pledged to Originator.

29. [Intentionally omitted.]

30. No such Underlying Contract has been repaid, prepaid, satisfied, subordinated or rescinded, and the Underlying Collateral securing such Underlying Contract has not been released from the lien of the related Underlying Originator, in whole or in part.

31. No such Underlying Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Underlying Contract under this Agreement, the RLSA or the related Pool B Contract, and the related Underlying Originator has not entered into any agreement with any Underlying Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Underlying Contract.

Sch. A-17

32. No such Underlying Contract has been sold, transferred, assigned or pledged by the related Underlying Originator to any Person other than Originator. Such Underlying Originator has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Underlying Contract or payments received under any related Underlying Insurance Policy or otherwise to impair the rights of Originator in such Underlying Contract, any Underlying Insurance Policy or any proceeds thereof. There is an Underlying Insurance Policy in full force and effect with respect to the Equipment related to such Underlying Contract if such Equipment had an original cost over $100,000.

33. [Intentionally omitted.]

34. No such Underlying Contract is assumable by another Person in a manner which would release the Underlying Obligor thereof from such Underlying Obligor’s obligations to the Underlying Originator.

35. There has been no default, breach, violation or event permitting acceleration under the terms of any such Underlying Contract, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any such Underlying Contract, and there has been no waiver of any of the foregoing.

36. No selection procedures adverse to Originator have been utilized in selecting any such Underlying Contract from all other similar Underlying Contracts originated or purchased by the related Underlying Originator.

37. The Underlying Collateral related to any such Underlying Contract is not subject to any Adverse Claim.

38. [Intentionally omitted.]

39. The related Underlying Originator has delivered to the Originator the sole original counterpart (or a true and correct copy) of each such Underlying Contract and such document constitutes the entire agreement of the parties thereto in respect of the related Underlying Collateral.

40. Each such Underlying Contract is in full force and effect in accordance with its terms and neither the related Underlying Originator nor the Underlying Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Underlying Contract; there are no proceedings pending or threatened asserting insolvency of such Underlying Obligor; there are no proceedings pending or threatened wherein such Underlying Obligor, any other obligated party or any governmental agency has alleged that such Underlying Contract is illegal or unenforceable.

41. The origination and collection practices used by the related Underlying Originator with respect to each such Underlying Contract have been in all respects customary in the equipment financing and servicing business.

Sch. A-18

42. The Underlying Collateral related to each such Underlying Contract was properly delivered to the Underlying Obligor in good repair and is in proper working order. Each Underlying Obligor has accepted the related Underlying Equipment. The related Underlying Obligor is the end user of the Underlying Equipment that is the subject of any such Underlying Contract and no Underlying Obligor has sublet the Underlying Equipment to any other party.

43. The Underlying Obligor with respect to any such Underlying Contract is not a merchant with respect to the Underlying Equipment related to such Underlying Contract and is not a partner, member or Affiliate of the Underlying Originator.

44. Except with respect to a breach of an Underlying Obligor’s right of quiet enjoyment of the related Underlying Equipment, neither the operation of any of the terms of any such Underlying Contract nor the exercise by the Underlying Originator, LEAF, the Servicer or the Obligor of any right under any such Underlying Contract will render such Underlying Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense, including a defense arising out of a breach of the Underlying Obligor’s right of quiet enjoyment of the Underlying Equipment, has been asserted with respect thereto.

45. The Underlying Originator has duly fulfilled all obligations on its part to be fulfilled under or in connection with the origination, acquisition and assignment of the Underlying Contract, including, without limitation, giving any notices and obtaining any consents necessary to effect, as applicable, the acquisition of the Underlying Contract by, or the pledge of the Underlying Contract to, the Originator, and has done nothing to impair the rights of Originator in the Underlying Contract or payments with respect thereto. The Underlying Originator, LEAF and the Servicer, as applicable, have duly fulfilled all continuing obligations on their part to be fulfilled under or in connection with such Underlying Contract.

46. [Intentionally omitted.]

47. The sale from the related Underlying Originator to Originator of each such Underlying Contract does not violate the terms or provisions of any agreement to which either of them is a party or by which it is bound.

48. [Intentionally omitted.]

49. The pledge of the Underlying Contract from the related Underlying Originator to Originator pursuant to the related Pool B Contract is not subject to or will result in any tax, fee or governmental charge payable by Originator or any other Person to any federal, state or local government.

50. No such Underlying Contract (other than a “true lease”) may be (i) an executory contract or (ii) in any event, deemed to be an executory contract or unexpired lease subject to rejection by an Underlying Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Underlying Obligor.

51. Each such Underlying Contract contains enforceability provisions (i) permitting the acceleration of the payments thereunder if the Underlying Obligor is in default

Sch. A-19

under such Underlying Contract and (ii) sufficient to enable the related Underlying Originator (or any assignee thereof) to repossess or foreclose upon the Underlying Collateral related thereto.

52. Each such Underlying Contract generally contains provisions requiring the payment of both interest and principal (or, in the case of an Underlying Lease Contract, lease payments) in each calendar month or quarter during the term of such Underlying Contract.

53. The promissory note, if any, related to each such Underlying Contract (i) was payable to the related Underlying Originator immediately prior to its transfer to Originator pursuant to the related Pool B Contract and has not been endorsed by the related Underlying Originator to any Person other than Originator.

54. The final Underlying Scheduled Payment required by each such Underlying Contract is less than or equal to the Discounted Balance of such Underlying Contract at the time of origination.

55. The Underlying Collateral related to such Underlying Contract is not one or more Vehicles regularly engaged in the long-haul transportation of goods.

56. The related Underlying Originator is not a guarantor under any Underlying Contract.

57. The vendor of the Underlying Equipment relating to such Underlying Contract has received payment in full from the Underlying Obligor prior to the pledge of such Underlying Contract under the related Pool B Contract and has no remaining obligations with respect to such Underlying Equipment except for any applicable warranty.

Sch. A-20

SCHEDULE B

PRIOR NAMES, TRADE NAMES, FICTITIOUS NAMES

AND “DOING BUSINESS AS” NAMES OF LEAF

[None.]

Sch. B-1

SCHEDULE C- I

SCHEDULE OF POOL A RECEIVABLES

None.

Sch. C-1

SCHEDULE C-2

SCHEDULE OF POOL B RECEIVABLES

None.

Sch. C-2

PURCHASE AND SALE AGREEMENT

between

LEAF FUNDING, INC.

and

RESOURCE CAPITAL FUNDING II, LLC

Dated as of October 31, 2006

i

			Page
ARTICLE VII MICELLANEOUS			22
	SECTION 7.1	Liability of LEAF	22
	SECTION 7.2	Limitation on Liability of LEAF and Others	23
	SECTION 7.3	Amendment	23
	SECTION 7.4	Notices	23
	SECTION 7.5	Merger and Integration	23
	SECTION 7.6	Severability of Provisions	24
	SECTION 7.7	Governing Law	24
	SECTION 7.8	Counterparts	24
	SECTION 7.9	Non-petition Covenant	24
	SECTION 7.10	Binding Effect; Assignability	24
	SECTION 7.11	Third Party Beneficiary	25
	SECTION 7.12	Term	25

EXHIBIT A		FORM OF ASSIGNMENT

SCHEDULE A		REPRESENTATIONS AND WARRANTIES OF LEAF WITH RESPECT TO RECEIVABLES REFERRED TO IN ANY ASSIGNMENT

SCHEDULE B		PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAMES OF LEAF

SCHEDULE C-1		SCHEDULE OF POOL A RECEIVABLES

SCHEDULE C-2		SCHEDULE OF POOL B RECEIVABLES

ii